                                                                    EXHIBIT 24.1



                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Gilbert V. Levin and M. Karen Levin and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all of said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


        Name                          Title                          Date
  ---------------               ----------------                 --------------

 /s/ Gilbert V. Levin         President, Chief Executive        January 22, 1998
-------------------------     Officer and Director
Gilbert V. Levin

 /s/ Jeffrey W. Church        Executive Vice President,         January 22, 1998
-------------------------     Principal Financial Officer,
Jeffrey W. Church             Principal Accounting Officer
                              and Chief Financial Officer

Directors:

/s/ M. Karen Levin            Director                          January 22, 1998
-------------------------
M. Karen Levin

/s/ Dr. David A. Blake        Director                          January 16, 1998
-------------------------
Dr. David A. Blake

/s/ Dr. Lionel V. Baldwin     Director                          January 16, 1998
-------------------------
Dr. Lionel V. Baldwin

/s/ A. Bruce Cleveland        Director                          January 21, 1998
-------------------------
A. Bruce Cleveland



        Name                          Title                          Date
  ---------------               ----------------                 --------------


/s/ Dr. Rita R. Colwell       Director                          January 14, 1998
-------------------------
Dr. Rita R. Colwell

/s/ George S. Jenkins         Director                          January 15, 1998
-------------------------
George S. Jenkins


/s/ Dr. Anne S. MacLeod       Director                          January 21, 1998
-------------------------
Dr. Anne S. MacLeod


The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Shares, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Shareholders. The Company has agreed to indemnify the Shareholders against civil liabilities under the Securities Act of 1933.